UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 19, 2017

IMMUCOR, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-14820	22-2408354
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

3130 Gateway Drive
Norcross, Georgia	30071
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 441-2051

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 19, 2017, Immucor, Inc. (“Immucor”) issued a press release announcing the commencement of an offer to eligible holders to exchange any and all of Immucor’s outstanding 11.125% Senior Notes due 2019 (the “Old Notes”) for a new series of 11.125% Senior Notes due 2022 (the “New Notes”).

The information contained in this report on Form 8-K does not constitute an offer to purchase, the solicitation of an offer to purchase, or a solicitation of tenders. The New Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Name

99.1	Press Release, dated June 19, 2017, entitled “Immucor, Inc. Announces Exchange Offer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: June 19, 2017	By:	/s/ Dominique Petitgenet
Name: Dominique Petitgenet
Title: Vice President and Chief Financial Officer